Exhibit 99.1

NOTE: This disposition is nonprecedential.

United States Court of Appeals for the Federal Circuit

2006-1338, -1377

02 MICRO INTERNATIONAL LIMITED

Plaintiff/Counterclaim Defendant- Cross Appellant,

and

02 MICRO, INC.,

Counterclaim Defendant- Cross Appellant,

v.

MONOLITHIC POWER SYSTEMS, INC.,

Defendant/Counterclaimant- Appellant.

Judgment

ON APPEAL from the United States District Court for the Northern District of California

in CASE NO(S). 00-CV-4071

This CAUSE having been heard and considered, it is

ORDERED and ADJUDGED:

AFFIRMED. See Fed. Cir. R. 36.

Per Curiam (MICHEL, Chief Judge, ARCHER, Senior Judge, and DYK, Circuit Judge.

ENTERED BY ORDER OF THE COURT

DATED APR - 6 2007	/s/ Jan Horbaly
Jan Horbaly, Clerk

FILED U.S. COURT OF APPEALS FOR THE FEDERAL CIRCUIT APR - 6 2007 JAN HORBALY CLERK